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MERCER FUNDS

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mercer FUNDS
Mercer Opportunistic Fixed Income Fund

99 High Street

Boston, Massachusetts 02110

October 26, 2020

Dear Shareholder:

We are pleased to notify you of a change involving the Mercer Opportunistic Fixed Income Fund (the “Fund”), a series of Mercer Funds (the “Trust”). Specifically, the Board of Trustees of the Trust (the “Board”) has approved a new subadvisory agreement between Mercer Investments LLC, the Fund’s investment advisor (“Mercer” or the “Advisor”), on behalf of the Fund, and Western Asset Management Company, LLC (“WAMCO”) and a new sub-subadvisory agreement between WAMCO and Western Asset Management Company Limited, an affiliate of WAMCO (“WAMCL” and, together with WAMCO, “Western”).

Western has served as a subadvisor and sub-subadvisor for the Fund since June 25, 2018. Due to the acquisition of Western’s corporate parent, Legg Mason, Inc., by Franklin Resources, Inc., effective July 31, 2020, the prior subadvisory agreement between WAMCO and the Advisor, on behalf of the Fund, and the prior sub-subadvisory agreement between WAMCO and WAMCL (together, the “Prior Western Subadvisory Agreements”), were terminated and the Board approved a new subadvisory agreement and a new sub-subadvisory agreement (the “New Western Subadvisory Agreements”) to replace the Prior Western Subadvisory Agreements. The New Western Subadvisory Agreements are essentially identical to the Prior Western Subadvisory Agreements in all material respects.

It is anticipated that this change will not have any effect on the services provided to the Fund by Western, and that Western will continue to manage its allocated portion of the Fund’s portfolio as Western had done under the Prior Western Subadvisory Agreements. The New Western Subadvisory Agreements became effective as of July 31, 2020.

I encourage you to read the attached Information Statement, which provides, among other information, details regarding Western and the New Western Subadvisory Agreements and a discussion of the factors that the Board considered in approving the New Western Subadvisory Agreements.

Sincerely,

Richard S. Joseph, CFA
Trustee, President, and Chief Executive Officer
Mercer Funds

MERCER FUNDS

Mercer Opportunistic Fixed Income Fund

99 High Street

Boston, Massachusetts 02110

Information Statement

This Information Statement (the “Statement”) is being furnished on behalf of the Board of Trustees (the “Board”) of Mercer Funds (the “Trust”) to inform shareholders of the Mercer Opportunistic Fixed Income Fund (the “Fund”) about a recent change related to the Fund’s contractual arrangements with Western Asset Management Company, LLC (“WAMCO”), one of the Fund’s subadvisors, and Western Asset Management Company Limited, an affiliate of WAMCO (“WAMCL” and, together with WAMCO, “Western”), one of the Fund’s sub-subadvisors. Specifically, due to the acquisition of Western’s corporate parent, Legg Mason, Inc., by Franklin Resources, Inc., effective July 31, 2020 (the “Franklin Transaction”), the prior subadvisory agreement between WAMCO and Mercer Investments LLC, the Fund’s investment advisor (“Mercer” or the “Advisor”), on behalf of the Fund, and the prior sub-subadvisory agreement between WAMCO and WAMCL, both dated June 25, 2018 (together, the “Prior Western Subadvisory Agreements”), were terminated.

The Board approved a new subadvisory agreement with WAMCO and a new sub-subadvisory agreement between WAMCO and WAMCL, both dated July 31, 2020 (together, the “New Western Subadvisory Agreements”). The New Western Subadvisory Agreements were approved by the Board upon the recommendation of Mercer, without shareholder approval, as is permitted by the exemptive order of the U.S. Securities and Exchange Commission (the “SEC”), dated December 28, 2005 (the “Exemptive Order”), issued to the Trust and the Advisor.

This Statement is being mailed on or about October 27, 2020 to shareholders of record of the Fund as of September 30, 2020.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO
SEND US A PROXY

INTRODUCTION

Mercer is the investment advisor to the series of the Trust, including the Fund. The Advisor uses a “manager of managers” approach in managing the assets of the Trust’s series. This approach permits Mercer to hire, terminate, or replace subadvisors that are unaffiliated with the Trust or the Advisor, and to modify material terms and conditions of subadvisory agreements relating to the management of the series. Section 15(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), generally requires the shareholders of a mutual fund to approve an agreement pursuant to which a person serves as the investment advisor (or as a subadvisor) to the mutual fund. The Trust and the Advisor have obtained the Exemptive Order, which permits the Trust and the Advisor, subject to certain conditions and approval by the Board, to hire and retain unaffiliated subadvisors and to modify subadvisory arrangements with unaffiliated subadvisors without shareholder approval. Under the Exemptive Order, the Advisor may act as a manager of managers for some or all of the series of the Trust, and the Advisor supervises the provision of portfolio management services to the series by various subadvisors.

The Exemptive Order also allows the Advisor, among other things, to: (i) continue the employment of a current subadvisor after events that would otherwise cause an automatic termination of a subadvisory agreement with the subadvisor, and (ii) reallocate assets among current or new subadvisors. The Advisor has ultimate responsibility (subject to oversight by the Board) to supervise the subadvisors and recommend the hiring, termination, and replacement of the subadvisors to the Board.

Due to the acquisition of Western’s corporate parent, Legg Mason, Inc., by Franklin Resources, Inc., which resulted in a change in control of Western, the Prior Western Subadvisory Agreements were assigned for purposes of the 1940 Act. Because the assignment caused the automatic termination of the Prior Western Subadvisory Agreements, consistent with the terms of the Exemptive Order, the Board, including a majority of the Trustees who are not “interested persons” (as that term is defined in the 1940 Act) of the Trust or of the Advisor (the “Independent Trustees”), at a Board meeting held on June 8-9, 2020 (the “Meeting”), approved the New Western Subadvisory Agreements between the Advisor, on behalf of the Fund, and Western. Western is unaffiliated with the Advisor and discharges its responsibilities subject to the oversight and supervision of the Advisor. WAMCO is paid by the Advisor and not by the Fund. The fee paid to WAMCL is paid by WAMCO and not by the Fund. There will be no increase in the advisory fees paid by the Fund to the Advisor as a consequence of the New Western Subadvisory Agreements.

The Trust and the Advisor have agreed to comply with certain conditions when acting in reliance on the relief granted in the Exemptive Order. These conditions require, among other things, that, in connection with the hiring of a subadvisor, the affected series will notify the shareholders of the series of the changes. This Statement provides such notice of the changes and presents details regarding Western and the New Western Subadvisory Agreements.

THE ADVISOR

The Advisor, a Delaware limited liability company located at 99 High Street, Boston, Massachusetts 02110, serves as the investment advisor to the Fund. The Advisor is an indirect, wholly owned subsidiary of Marsh & McLennan Companies, Inc., 1166 Avenue of the Americas, New York, New York 10036. The Advisor is registered as an investment adviser with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

The Advisor provides investment advisory services to the Fund pursuant to the Investment Management Agreement, dated July 1, 2014, between the Trust and the Advisor, as amended from time to time (the “Management Agreement”). The Trust employs the Advisor generally to manage the investment and reinvestment of the assets of the Fund. In so doing, the Advisor may hire one or more subadvisors to carry out the investment program of the Fund (subject to the approval of the Board). The Advisor continuously reviews, supervises, and (where appropriate) administers the investment program of the Fund. The Advisor furnishes periodic reports to the Board regarding the investment program and performance of the Fund.

Pursuant to the Management Agreement, the Advisor has overall supervisory responsibility for the general management and investment of the Fund’s securities portfolio, and, subject to review and approval by the Board: (i) sets the Fund’s overall investment strategies; (ii) evaluates, selects, and recommends subadvisors to manage all or a portion of the Fund’s assets; (iii) when appropriate, allocates and reallocates the Fund’s assets among subadvisors; (iv) monitors and evaluates the performance of the Fund’s subadvisors, including the subadvisors’ compliance with the investment objectives, policies, and restrictions of the Fund; and (v) implements procedures to ensure that the subadvisors comply with the Fund’s investment objective, policies, and restrictions.

For these services, the Fund pays the Advisor a fee calculated at an annual rate of 0.80% of assets up to $750 million, 0.78% of assets in excess of $750 million up to $1 billion and 0.73% of assets in excess of $1 billion of the Fund’s average daily net assets. The Advisor earned total investment advisory fees of $7,128,865 from the Fund for the fiscal year ended March 31, 2020, prior to: (i) paying the fees of each of the subadvisors to the Fund and (ii) prior to waiving fees in accordance with the terms of a fee waiver agreement entered into between the Advisor and the Fund pursuant to which the Advisor has agreed to waive any portion of its investment management fee that exceeds the aggregate amount of the subadvisory fees that the Advisor is required to pay to the Fund’s subadvisors. The aggregate compensation paid by the Advisor to all subadvisors to the Fund during the fiscal year ended March 31, 2020 was $2,780,510, representing 0.31% of the Fund’s average net assets during that period, resulting in the Advisor receiving net investment advisory fees of $4,348,355, all of which the Advisor waived pursuant to the terms of the fee waiver agreement. The Fund did not make any payments to any affiliated person of Western during the fiscal year ended March 31, 2020.

Several officers of the Trust are also officers and/or employees of the Advisor. These individuals and their respective positions are: Richard S. Joseph serves as President, Chief Executive Officer, and Trustee of the Trust and as Vice President and Head of US Delegated Solutions for the Advisor; Stephen Gouthro serves as Vice President, Treasurer and Chief Financial Officer of the Trust and as a partner of the Advisor and U.S. Chief Operating Officer for the Advisor’s U.S. Business Solutions Group; Carol A. McMahon serves as Vice President and Assistant Treasurer of the Trust and as a partner and U.S. Chief Operating Officer of the Advisor and Global Chief Operating Officer for Wealth, Global Business Solutions; Colin J. Dean serves as Vice President, Chief Legal Officer and Secretary of the Trust and as Global Chief Counsel-Investments of the Advisor; Stan Mavromates serves as Vice President and Chief Investment Officer of the Trust and as Vice President and Chief Investment Officer of the Advisor; Caroline Hulme serves as Vice President and Assistant Secretary of the Trust and as Senior Legal Counsel-Investments for the Advisor; Jeffrey Coleman serves as Vice President and Assistant Treasurer of the Trust and Head of Investment Operations for the Advisor; Larry Vasquez serves as Vice President of the Trust and as Vice President and Portfolio Manager of the Advisor and Jennifer Mortimer serves as Chief Compliance Officer of the Trust and as Chief Compliance Officer of Mercer Trust Company LLC. The address of each executive officer of the Trust is 99 High Street, Boston, Massachusetts 02110.

None of the officers or Trustees of the Trust are officers, employees, directors and/or shareholders of Western.

WESTERN ASSET MANAGEMENT COMPANY, LLC AND
WESTERN ASSET MANAGEMENT COMPANY LIMITED

Western Asset Management Company, LLC (“WAMCO”) is located at 385 E. Colorado Blvd, Pasadena, California 91101. WAMCO is currently organized as a limited liability company. WAMCO is registered as an investment adviser under the Advisers Act. Western Asset Management Company Limited (“WAMCL”), located at 10 Exchange Square, Primrose Street, London EC2A 2EN, United Kingdom, serves as a sub-subadvisor to the Fund. WAMCL is currently organized as a private limited liability company. WAMCL is registered as an investment adviser under the Advisers Act. Effective July 31, 2020, Western’s corporate parent, Legg Mason, Inc., was acquired by Franklin Resources, Inc. As part of the transaction, Western became a wholly owned subsidiary of Franklin Resources, Inc. The New Western Subadvisory Agreements are dated July 31, 2020. The Prior Western Subadvisory Agreements were initially approved by the Board at a meeting held in June 2018 and Western has managed its allocated portion of the Fund since June 25, 2018. The Board renewed the Prior Western Subadvisory Agreements most recently at the Board meeting held on June 8-9, 2020.

As indicated above, WAMCO is paid by the Advisor and not by the Fund. The fee paid to WAMCL is paid by WAMCO and not by the Fund. There will be no increase in the advisory fees paid by the Fund to the Advisor as a consequence of the New Western Subadvisory Agreements. The fees paid by the Advisor to WAMCO depend upon the fee rates negotiated by the Advisor. In accordance with procedures adopted by the Board, a subadvisor or sub-subadvisor to the Fund may affect portfolio transactions through an affiliated broker-dealer and the affiliated broker-dealer may receive brokerage commissions in connection therewith as permitted by applicable laws.

Western serves as subadvisor and sub-subadvisor for the registered investment companies listed below, which have investment objectives similar to the Fund’s investment objective.

Fund Name	Assets as of September 30, 2020 (in millions)	Annual Advisory Fee Rate (as a % of average daily net assets)
Western Asset Income Fund	$509.3	0.50%

The names and principal occupations of the principal executive officers of WAMCO are listed below. The address of each principal executive officer, as it relates to the person’s position with WAMCO, is 385 E. Colorado Blvd, Pasadena, California 91101.

Name	Principal Occupation
James W. Hirschmann	Chief Executive Officer, President and Director

Jennifer W. Murphy	Chief Operating Officer and Director

Charles A. Ruys de Perez	General Counsel and Secretary

Kevin Ehrlich	Chief Compliance Officer

Marzo Bernardi	Director of Client Service and Marketing

Dennis McNamara	Director of Portfolio Operations

Jennifer M. Johnson	Non-Employee Director

Matthew Nichols	Non-Employee Director

Jed A. Plafker	Non-Employee Director

The names and principal occupations of the principal executive officers of WAMCL are listed below. The address of each principal executive officer, as it relates to the person’s position with WAMCL, is 10 Exchange Square, Primrose Street, London EC2A 2EN, United Kingdom.

Name	Principal Occupation
Michael B. Zelouf	Senior Executive Officer and Director

Charles A. Ruys de Perez	General Counsel and Director

Jelena Petrovic	Chief Compliance Officer

Thomas C. Merchant	Non-Executive Director

THE WESTERN SUBADVISORY AGREEMENTS

The New Western Subadvisory Agreements were approved by the Board at the Meeting which was called, among other reasons, for the purpose of considering and approving the New Western Subadvisory Agreements for an initial term of two years. Thereafter, continuance of the New Western Subadvisory Agreements will require the annual approval of the Board, including a majority of the Independent Trustees. The New WAMCO Subadvisory Agreement provides that it will terminate automatically in the event of its assignment, except as provided otherwise by any rule, exemptive order issued by the SEC, or no-action letter provided or pursuant to the 1940 Act, or upon the termination of the Management Agreement. The New WAMCL Sub-Subadvisory Agreement provides that it will terminate automatically in the event of its assignment, or upon the termination of the New WAMCO Subadvisory Agreement.

The terms of the New Western Subadvisory Agreements are identical in all material respects to the terms of the Prior Western Subadvisory Agreements, including the fees that are payable to WAMCO by the Advisor, and the services that Western is required to provide in managing its allocated portion of the Fund. The New Western Subadvisory Agreements provide that Western, among other duties, will make all investment decisions for Western’s allocated portion of the Fund’s investment portfolio. Western, subject to the supervision of the Board and the Advisor, will conduct an ongoing program of investment, evaluation, and, if appropriate, sale and reinvestment of Western’s allocated portion of the Fund’s assets.

The New WAMCO Subadvisory Agreement provides for WAMCO to be compensated based on the average daily net assets of the Fund allocated to WAMCO. WAMCO is compensated from the fees that the Advisor receives from the Fund. The fee paid to WAMCL under the New

WAMCL Sub-Subadvisory Agreement is paid by WAMCO and not paid by the Fund. Western generally will pay all expenses it incurs in connection with its activities under the New Western Subadvisory Agreements, other than the costs of the Fund’s portfolio securities and other investments.

The New WAMCO Subadvisory Agreement may be terminated at any time, without the payment of any penalty, by: (i) the vote of a majority of the Board, the vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act), or the Advisor, or (ii) WAMCO, on not less than ninety (90) days’ written notice to the Advisor and the Trust. The New WAMCL Sub-Subadvisory Agreement may be terminated at any time, without the payment of any penalty by WAMCL on not less than ninety (90) days’ written notice to WAMCO.

BOARD OF TRUSTEES’ CONSIDERATIONS

At the Meeting, the Board, including a majority of the Independent Trustees, considered and approved the New Western Subadvisory Agreements, effective upon the closing of the Franklin Transaction. In considering the approval of the New Western Subadvisory Agreements, the Independent Trustees considered the information and materials from the Advisor and Western that included, as to Western and the Fund: (i) the New Western Subadvisory Agreements; (ii) information regarding the review and due diligence process by which the Advisor selected, monitored, and evaluated Western, and recommended Western for Board approval, and the Advisor’s rationale for recommending the continued retention of Western following the closing of the Franklin Transaction; (iii) information describing the nature, extent, and quality of the services that Western provided to the Fund, and the fees that Western charged for these services; (iv) the Advisor’s contractual agreement, which requires the Advisor to waive any portion of the management fee it is entitled to under the Management Agreement with respect to the Fund that exceeds the aggregate amount of the subadvisory fees that the Advisor is required to pay to Western for the management of its allocated portion of the Fund (the “Fee Waiver Agreement”); (v) information regarding Western’s business and operations, financial condition, portfolio management team, and compliance program, and the effect that the Franklin Transaction may have on Western’s business and operations; (vi) information regarding Western’s brokerage and trading policies and practices; (vii) Western’s performance in managing its allocated portion of the Fund’s investment portfolio; (viii) Western’s historical performance returns managing a similar investment mandate, and a comparison of performance returns of the allocated portion of the Fund managed by Western to a relevant index; and (ix) the Advisor’s detailed monitoring and reporting of Western’s performance on qualitative and quantitative factors.

In addition, the Independent Trustees considered their discussions with representatives of the Advisor regarding Western and the Franklin Transaction. The Independent Trustees considered and analyzed the factors that the Independent Trustees deemed relevant with respect to Western, including: the nature, extent, and quality of the services to be provided to the Fund by Western following the consummation of the Franklin Transaction; Western’s investment management style and investment decision-making process; Western’s historical performance record managing its allocated portion of the Fund’s portfolio, as well as managing pooled investment products similar to the Fund; the qualifications and experience of the employees at Western who were responsible for the day-to-day management of the allocated portion of the Fund; and Western’s staffing levels and overall resources. The Independent Trustees also took into consideration the nature and extent of the oversight duties performed by the Advisor in connection with each of the subadvisors, which includes extensive management and compliance due diligence with respect to the management and operations of each of the subadvisors. Additionally, the Independent Trustees received assistance and advice from their independent legal counsel regarding legal and industry standards in connection with their duties and responsibilities when approving investment advisory agreements.

In particular, and as to the Fund and to Western, the Independent Trustees, considered the following factors:

(a) The nature, extent, and quality of the advisory services to be provided by Western. The Independent Trustees reviewed the nature, extent, and quality of the advisory services that Western had provided to the Fund under the Prior Western Subadvisory Agreements and that are proposed to be provided by Western under the New Western Subadvisory Agreements. The Independent Trustees considered, as to Western: (i) its organization, history, reputation, qualification and background, as well as the qualifications of its personnel; (ii) its expertise in providing portfolio management services to the Fund and other similar investment portfolios and the performance history of the Fund and those other portfolios; (iii) its investment strategy for the Fund; (iv) its performance relative to comparable mutual funds and unmanaged indices; and (v) its compliance program. The Independent Trustees also considered the review process undertaken by the Advisor and the Advisor’s favorable assessment of the nature and quality of the subadvisory services provided and expected to be provided by Western to the Fund after consummation of the Franklin Transaction. The Independent Trustees also noted that the executive and portfolio management teams of Western were expected to stay in place after consummation of the Franklin Transaction. The Independent Trustees concluded that the Fund and its shareholders would continue to benefit from the quality and experience of Western’s investment professionals. Based on their consideration and review of the foregoing information, the Independent Trustees concluded that the nature, extent and quality of the subadvisory services provided by Western under the Prior Western Subadvisory Agreements, as well as Western’s ability to render such services based on its experience, operations and resources, were adequate and appropriate for the Fund in light of the Fund’s investment objective, and supported a decision to approve the New Western Subadvisory Agreements.

(b) Comparison of the services to be rendered and fees to be paid to Western under other advisory and subadvisory contracts, such as those with other clients. The Independent Trustees discussed the services that would be rendered by Western and evaluated the compensation to be paid to Western by the Advisor for those services. The Independent Trustees considered the fees payable under the New Western Subadvisory Agreements. The Independent Trustees took account of the Advisor’s reasons for concluding that the compensation payable to Western for its proposed services to the Fund was reasonable in light of the nature and quality of the services furnished to the Fund, and the Advisor’s recommendation that Western be continued following the Franklin Transaction, particularly in light of the fact that Western’s fees would indirectly be borne by the Fund and its shareholders as a result of the Fee Waiver Agreement. The Independent Trustees considered the expected impact of the subadvisory fees on the Fund’s overall operating expenses, given the Fee Waiver Agreement. The Independent Trustees also took note of the Advisor’s explanation that the Advisor was not realizing a direct profit from the investment advisory services it provides to the Fund as a result of the subadvisory fee arrangements and the Fee Waiver Agreement. The Independent Trustees concluded that the proposed level of fees to be paid to Western by the Advisor with respect to the assets allocated to Western was supported by the services that were expected to be provided by Western. The Independent Trustees noted that the services that Western would furnish to the Fund appeared to be comparable to the services that Western currently provides to its other advisory and subadvisory clients having similar investment strategies. The Independent Trustees also considered that the fees agreed to by Western were the result of an arm’s length bargain negotiated by unaffiliated parties.

The Independent Trustees considered the review, selection, and due diligence process employed by the Advisor in determining to recommend that Western continue to serve as a subadvisor to the Fund, and the Advisor’s reasons for concluding that the subadvisory fees to be paid by the Advisor to Western for its services to the Fund were reasonable.

The Independent Trustees concluded that, in light of the nature, quality, and extent of the services to be provided, the proposed level of fees to be paid to Western was supported by the services that were expected to be provided by Western. The Independent Trustees also considered the potential “fallout” or ancillary benefits that may accrue to Western from its relationship with the Fund and concluded that they were reasonable. Since the fees to be paid to Western were the result of arm’s length bargaining between unaffiliated parties, the potential profitability of Western was not considered relevant to the Independent Trustees’ deliberations. On the basis of these considerations, the Independent Trustees concluded that, in light of the nature, extent, and quality of the services expected to be provided by Western and the proposed fees to be paid to Western by the Advisor for managing its allocated portion of the Fund, the potential benefits accruing to Western as a result of serving as a subadvisor were reasonable in relation to the services that were expected to be provided by Western to the Fund.

(c) Investment performance of the Fund and Western. The Independent Trustees considered whether Western operated within the Fund’s investment objective and style, and considered Western’s record of compliance with the Fund’s relevant investment restrictions. The Independent Trustees also considered the Advisor’s conclusions, and the reasons supporting the Advisor’s conclusions, that the performance record of Western supported the approval of the New Western Subadvisory Agreements.

Conclusion. Following full consideration of the foregoing factors, it was reported that no single factor was determinative to the decisions of the Independent Trustees. Based on these factors, along with the determinations of the Advisor at the conclusion of its review and due diligence process and such other matters as were deemed relevant, the Independent Trustees concluded that the fee rate for Western continued to be supported by the services that are to be provided after the closing of the Franklin Transaction by Western to the Fund. As a result, the Independent Trustees concluded that the approval of the New Western Subadvisory Agreements was in the best interests of the Fund and its shareholders and the Board, including a majority of the Independent Trustees, determined to approve the New Western Subadvisory Agreements.

GENERAL INFORMATION

Administrative and Accounting Services

State Street Bank and Trust Company (the “Administrator”), located at 1 Heritage Drive, North Quincy, Massachusetts 02171, serves as the administrator of the Fund. The Administrator performs various services for the Fund, including fund accounting, daily and ongoing maintenance of certain Fund records, calculation of the Fund’s net asset value, and preparation of shareholder reports.

The Advisor provides certain internal administrative services to the Adviser Class, Class I and Class Y-2 shares of the Fund, for which the Advisor is entitled to receive a fee of 0.15% on an annual basis of the average daily net assets of the Adviser Class, Class I, and Class Y-2 shares, respectively. This fee accrues from fees paid under a separate Shareholder Administrative Services Plan adopted to compensate financial intermediaries, including the Advisor, for providing certain non-distribution related shareholder administrative services to Adviser Class, Class I and Class Y-2 shares. The Shareholder Administrative Services Plan provides for payments in an amount, or at a rate, not to exceed 0.25%, 0.25% and 0.15% on an annual basis of the average daily net asset value of the Adviser Class, Class I and Class Y-2 shares, respectively. The Adviser Class, Class I and Class Y-2 share classes were not offered during the fiscal year ended March 31, 2020, and as a result the Fund did not pay any fees to the Advisor for internal administrative services.

Principal Underwriting Arrangements

MGI Funds Distributors, LLC (the “Distributor”), located at Three Canal Plaza, Suite 100, Portland, Maine 04101, is a Delaware limited liability company that is a wholly-owned subsidiary of Foreside Distributors, LLC. The Distributor acts as the principal underwriter of each class of shares of the Fund under a Distribution Agreement with the Fund. The Distribution Agreement requires the Distributor to use its best efforts, consistent with its other businesses, to sell shares of the Fund.

Payments to Affiliated Brokers

For the fiscal year ended March 31, 2020, the Fund did not pay any commissions to affiliated brokers.

Record of Beneficial Ownership

As of September 30, 2020, the Fund had 134,877,672.37 total shares outstanding. Mercer Collective Trust: Mercer Opportunistic Fixed Income Portfolio held 65,650,802.53 shares, Mercer Investments LLC Mercer Canada Opportunistic Fixed Income Fund held 47,335,077.49 shares and Mercer Investments LLC FBO Orlando Health, Inc. held 8,480,557.74 shares, representing 48.67%, 35.09% and 6.29% of the Fund’s total shares outstanding, respectively.

As of September 30, 2020, the Trustees and executive officers of the Fund, both individually and as a group, did not own more than 1% of a class of the Fund.

SHAREHOLDER REPORTS

Additional information about the Fund’s investments is available in the Fund’s annual and semi-annual reports to shareholders. In the Fund’s annual report, you will find a discussion of the market conditions and investment strategies that significantly affected the Fund’s performance during its last fiscal year. You may obtain free copies of the Fund’s annual and semi-annual reports by contacting the Fund directly at 1-888-887-0619 or by visiting the Trust’s website, http://www.delegated-solutions.mercer.com/us.html.

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